Computation of Earnings Per Common Share                                                                             Exhibit 11
The Chase Manhattan Corporation and Subsidiaries


                                                                               Quarter Ended                 Six Months Ended
                                                                                  June 30,                       June 30,
                                                                      ---------------------------------------------------------
($ in millions, except per share amounts)                                    1994           1993            1994           1993
                                                                      ---------------------------------------------------------
Primary:

Net Income (Loss) Before Cumulative Effect of Change in
  Accounting Principle  . . . . . . . . . . . . . . . . . . . . .            $307           $233            $671          $(114)
Cumulative Effect of Change in Accounting Principle - Adoption of
  SFAS 109  . . . . . . . . . . . . . . . . . . . . . . . . . . .              --             --              --            500
                                                                      -----------    -----------     -----------    -----------
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . .             307            233             671            386
Less:  Preferred Stock Dividend Requirements  . . . . . . . . . .              35             37              65             73
                                                                      -----------    -----------     -----------    -----------
Net Income Applicable to Common Stock                                        $272           $196            $606           $313
                                                                      -----------    -----------     -----------    -----------

Average Common and Common Equivalent Shares Outstanding . . . . .     186,186,622    162,396,809     185,569,081    159,986,535
                                                                      -----------    -----------     -----------    -----------
Before Cumulative Effect of Change in Accounting Principle  . . .           $1.46          $1.20           $3.27         $(1.17)
                                                                      -----------    -----------     -----------    -----------
Cumulative Effect of Change in Accounting Principle - Adoption of
  SFAS 109  . . . . . . . . . . . . . . . . . . . . . . . . . . .              --             --              --           3.12
                                                                      -----------    -----------     -----------    -----------
Primary Earnings Per Common Share . . . . . . . . . . . . . . . .           $1.46          $1.20           $3.27          $1.95
                                                                      -----------    -----------     -----------    -----------
Assuming Full Dilution:

Net Income Applicable to Common Stock                                        $272           $196            $606          $ 313
                                                                      -----------    -----------     -----------    -----------
Average Common and Common Equivalent Shares Outstanding . . . . .     186,186,622    162,396,809     185,569,081    159,986,535
Add:  Shares Issuable Upon Exercise of Stock Options, Warrants and
  Conversion of Restricted Stock Units  . . . . . . . . . . . . .       1,982,315      1,388,962       1,697,665      1,386,070
                                                                      -----------    -----------     -----------    -----------
Shares of Common and Common Equivalent Stock Outstanding --
  As Adjusted                                                         188,168,937    163,785,771     187,266,746    161,372,605
                                                                      -----------    -----------     -----------    -----------
Earnings Per Common Share Assuming Full Dilution                            $1.45          $1.19           $3.24          $1.94
                                                                      -----------    -----------     -----------    -----------




                                      77